UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Berkshire Hills Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3510455
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

24 North Street
Pittsfield, Massachusetts	01201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, par value $0.01 per share	The New York Stock Exchange

 If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.   [   ]

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with Berkshire Hills Bancorp, Inc. (the “Company”), a Delaware corporation and the holding company for Berkshire Bank, transferring the listing of its common stock, par value $0.01 per share (the “Common Stock”) from the NASDAQ Global Select Market (“NASDAQ”) to the New York Stock Exchange (“NYSE”) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

The Common Stock is expected to be listed on the NYSE and to trade thereon on or about November 19, 2012 under the trading symbol “BHLB.” The Company is voluntarily delisting from NASDAQ as of the close of business on November 16, 2012. Until that time, the Company’s Common Stock will continue to trade on NASDAQ.

The following summary is a description of the Company’s common stock:

Common Stock

For a description of the Company’s securities, reference is made to “Description of Berkshire Hills Bancorp, Inc. Capital Stock” in the Company’s Registration Statement on Form S-4, filed with the SEC on July 3, 2012, which is hereby incorporated by reference.  For a description of the provisions of the Company’s Certificate of Incorporation and Bylaws that may render a change in control of the Company more difficult, reference is made to “Restrictions on Acquisition of Berkshire Hills and Berkshire Bank” in the Company’s Form S-1, initially filed with the SEC on March 10, 2000, which is hereby incorporated by reference.

Item 2.  Exhibits.

1.	Registration Statement on Form S-4 (Registration Number 333-182517) filed with the Securities and Exchange Commission on July 3, 2012*

2.	Registration Statement on Form S-1 (Registration Number 333-32146) initially filed with the SEC on March 10, 2000 and amended on April 25, 2000 and May 10, 2000.**

3.	Certificate of Incorporation***

4.	Bylaws of Berkshire Hills Bancorp, inc., as amended and restated****

5.	Specimen Stock Certificate of Berkshire Hills Bancorp, Inc.*****

*  Incorporated by reference to the Registration Statement on Form S-4 (Registration Number 333-182517) filed with the Securities and Exchange Commission on July 3, 2012.
** Incorporated by reference to the Registration Statement on Form S-1 (Registration Number 333-32146) initially filed with the Securities and Exchange Commission on March 10, 2000, as amended on April 25, 2000 and May 10, 2000.

*** Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Registration Number 333-32146) initially filed with the Securities and Exchange Commission on March 10, 2000, as amended on April 25, 2000 and May 10, 2000.
**** Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2012.
***** Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (Registration Number 333-32146) initially filed with the Securities and Exchange Commission on March 10, 2000, as amended on April 25, 2000 and May 10, 2000.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BERKSHIRE HILLS BANCORP, INC.
Date: November 13, 2012	By: /s/ Kevin P. Riley
Kevin P. Riley Executive Vice President and
Chief Financial Officer